Exhibit 10.1

AMENDMENT NO. 2

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 2 to the Amended and Restated Advisory Agreement (this “Amendment”), dated as of January 12, 2012, and effective as of January 1, 2012, is entered into by and among TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and TNP Strategic Retail Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of August 7, 2010, as amended by Amendment No. 1 to the Amended and Restated Advisory Agreement, dated and effective as of August 7, 2011 (the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor; and

WHEREAS, pursuant to Section 24 (Modification) of the Advisory Agreement, the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to provide for the payment of a financing coordination fee to the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

Section 1.1 Section 1 (Definitions) of the Advisory Agreement is hereby amended to include the following:

“Financing Coordination Fee. The term “Financing Coordination Fee” shall mean the fee payable to the Advisor pursuant to Section 9(i).”

Section 1.2. Section 9 (Fees) of the Advisory Agreement is hereby amended to include the following provision as a new Section 9(i):

“(i) Financing Coordination Fee. As compensation for providing services in connection with (i) any financing obtained, directly or indirectly, by the Company or the Operating Partnership and used to acquire or originate Investments, (ii) any financing assumed, directly or indirectly, by the Company or the Operating Partnership in connection with the acquisition of Investments, or (iii) the refinancing of any financing obtained or assumed, directly or indirectly, by the Company or the Operating Partnership, the Company will pay the Advisor a Financing Coordination Fee equal to 1.0% of the amount made available and/or outstanding under such financing or refinancing. The Advisor may reallow some or all of the Financing Coordination Fee to reimburse third parties with whom the Advisor may subcontract to procure such financing. The Advisor shall submit an invoice to the Company following the closing of any financing obtained or assumed by the Company or the Operating Partnership, accompanied by a computation of the Financing Coordination Fee. The Company shall pay the Financing Coordination Fee promptly following receipt of the invoice.

ARTICLE II

MISCELLANEOUS

Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2 Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Maryland.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

TNP STRATEGIC RETAIL TRUST, INC.

By:	/s/ James R. Wolford
Name:	James R. Wolford
Title:	Chief Financial Officer

TNP STRATEGIC OPERATING PARTNERSHIP, LP
By:	TNP STRATEGIC RETAIL TRUST INC., its general partner

	By:	/s/ James R. Wolford
	Name:	James R. Wolford
	Title:	Chief Financial Officer

TNP STRATEGIC RETAIL ADVISOR, LLC

By:	Thompson National Properties, LLC,
its sole member

By:	/s/ Anthony W. Thompson
Name:	Anthony W. Thompson
Title:	Chief Executive Officer